             As filed with the Securities and Exchange Commission March 21, 1997
                                            Registration Statement No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                Dana Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Virginia
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   34-4361040
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

               4500 Dorr Street, Toledo, Ohio 43615, 419-535-4500
         -------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 Martin J. Strobel, Secretary, Dana Corporation
                4500 Dorr Street, Toledo, OH 43615, 419-535-4500
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                             PROPOSED
TITLE OF SHARES         AMOUNT TO BE     MAXIMUM AGGREGATE        PROPOSED MAXIMUM           AMOUNT OF
TO BE REGISTERED        REGISTERED        PRICE PER UNIT      AGGREGATE OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock          1,000,000 shares      $31.9375(1)             $31,937,500(1)           $9,678.02(1)
(par value $1         and related
per share)            Preferred Share
                      Purchase Rights

(1) Based on a price of $31.9375 per share, the average of the high and low prices per share reported on the New York Stock Exchange Composite Transactions Index on March 14, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                DANA CORPORATION

                        1,000,000 SHARES OF COMMON STOCK
                            (PAR VALUE $1 PER SHARE)

This Prospectus has been prepared for use in connection with the sale of 1,000,000 shares (the "Shares") of common stock, par value $1 per share ("Common Stock") of Dana Corporation ("Dana" or the "Company") by the Dana Corporation Pension Plans Trust (the "Trust").

The sale of the Shares is not being underwritten. The Trust will sell the Shares from time to time in transactions on the New York, Pacific and/or International (London) Stock Exchanges, in negotiated transactions and/or through the writing of options on the Shares, at market prices prevailing at the time of sale, fixed prices which may be changed, negotiated prices, or pursuant to Rule 144 (if available). The Trust may sell the Shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or as principals, including in block trade transactions (in which the broker-dealer attempts to sell the Shares as an agent but may position and resell a portion of the block as a principal to facilitate the transaction), in purchases as principals for resale for their own accounts, in ordinary brokerage transactions, and in transactions in which they solicit purchasers. The broker-dealers may arrange for other brokers or dealers to participate in such sales. The broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Trust and/or from the purchasers of the Shares for whom they act as agents or to whom they sell as principals, and the compensation received by any particular broker-dealer may exceed customary commissions. The Trust will not sell or distribute the Shares other than as described herein until this Prospectus has been amended or supplemented to set forth the terms of such transactions, if required.

The average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange Composite Transactions Index on March 14, 1997, was $31.9375 per share.

                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

                   The date of this Prospectus is ____, 1997

                             AVAILABLE INFORMATION

Dana is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information filed electronically by the Company at (http://www.sec.gov).

In addition, reports, proxy statements and other information concerning the Company can be inspected at the exchanges on which the Common Stock is listed:
The New York Stock Exchange, 20 Broad Street, New York, New York 10005; The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104; and The International (London) Stock Exchange, London EC2N 1HP.

Copies of documents incorporated in this Prospectus by reference but not delivered herewith (except the exhibits to such documents, unless specifically incorporated herein by reference) may be obtained without charge upon written or oral request, from Martin J. Strobel, Secretary, Dana Corporation, P.O. Box 1000, Toledo, Ohio 43697 (telephone number: 419-535-4500).

Dana has filed a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

No person has been authorized to give any information or to make any representation not contained in this Prospectus, in connection with the offers contained in this Prospectus. This Prospectus does not constitute an offering by any person in any state or jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Dana since the respective dates as of which information is given herein.

                                  THE COMPANY

Dana's principal executive offices are at 4500 Dorr Street, Toledo, Ohio 43615. The mailing address is P.O. Box 1000, Toledo, Ohio 43697. The telephone number is 419-535-4500.

                            THE SELLING SHAREHOLDER

This Prospectus covers the resale of Shares which the Company contributed to the Dana Corporation Pension Plans Trust (the "Trust") in March 1997. The Trust is a tax-qualified trust which holds the assets for most of the Company's defined benefit pension plans. The Company makes contributions to the Trust from time to time in amounts that are not less than the minimum amount required under, or more than the maximum deductible amount permitted by, Section 412 of the Internal Revenue Code.

The Shares are held in the custody of The Northern Trust Company ("Northern Trust"), 50 South LaSalle Street, Chicago, IL 60675, as the trustee for the Trust under a Trust Agreement made with the Company in 1979 (the "Trust Agreement"). Dana currently has ongoing banking relationships with Northern Trust in the ordinary course of business and expects to continue to have such relationships in the future. Presently, Dana has both committed and uncommitted bank lines of credit and medium term loans with Northern Trust and Northern Trust provides operational (lockbox) services to Dana's Benefit Services Group.

The Shares are held at Northern Trust in a separate investment account managed by an independent investment adviser appointed by the Company. The investment adviser has sole authority to manage the Shares, subject to investment guidelines agreed to with the Company, and the sole power to vote and to dispose of the Shares.

In addition to the Shares covered by this Prospectus, the Trust currently owns 300,000 shares of Dana Common Stock (the "Prior Shares") that it acquired when the Company made a contribution of Common Stock in 1996. The Prior Shares are registered for resale on Form S-3 (No. 333-18403) and may be sold from time to time at the sole discretion of the Trust. The Shares covered by this Prospectus and the Prior Shares are the only Dana Common Stock owned by the Trust and the Trust will not own any Dana Common Stock after they are sold.

The investment adviser for the Shares is also the investment adviser for the Prior Shares and the investment manager for one other separate investment account at Northern Trust containing Trust assets. Except as described herein, there are no material relationships between the Company and Northern Trust or the investment adviser.

                              PLAN OF DISTRIBUTION

The sale of the Shares is not being underwritten. The Trust will sell the Shares from time to time in transactions on the New York, Pacific and/or International (London) Stock Exchanges, in negotiated transactions and/or through the writing of options on the Shares, at market prices prevailing at the time of sale, fixed prices which may be changed, negotiated prices, or pursuant to Rule 144 (if available). The Trust may sell the Shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or as principals, including in block trade transactions (in which the broker-dealer attempts to sell the Shares as an agent but may position and resell a portion of the block as a principal to facilitate the transaction), in purchases as principals for resale for their own accounts, in ordinary brokerage transactions, and in transactions in which they solicit purchasers. The broker-dealers may arrange for other brokers or dealers to participate in such sales. The broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Trust and/or from the purchasers of the Shares for whom they act as agents or to whom they sell as principals, and the compensation received by any particular broker-dealer may exceed customary commissions. The Trust will not sell or distribute the Shares other than as described herein until this Prospectus has been amended or supplemented to set forth the terms of such transactions, if required.

                                USE OF PROCEEDS

Dana will receive no part of the proceeds of the sale of the Shares.

                                 LEGAL MATTERS

The validity of the Shares will be passed upon for Dana by Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

 The following documents are hereby incorporated into this Prospectus by reference:

         (1) Dana's Annual Report on Form 10-K for the fiscal year ending December 31, 1996, and

         (2) The material under the captions "Description of Registrant's Securities to be Registered" in Dana's Application for Registration of Certain Classes of Securities Pursuant to
                  Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 8-A, dated on or about July 12, 1946, as amended by the Company's Amendment to Application or Report on Form 8, dated August 8, 1991, and "Description of Capital Stock" in the Company's registration statement on Form S-3 filed on May 13, 1992.

All documents subsequently filed by Dana pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date hereof to the termination of the offering of the securities covered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Dana's direct expenses in connection with the issuance and distribution of the securities to be registered hereunder are Commission filing fees of $9,678.02; listing fees for the New York, Pacific and International (London) Stock Exchanges estimated at approximately $11,000; legal expenses estimated at approximately $3,000; and accounting expenses estimated at approximately $2,500. The Trust will not pay any of these expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 10 of the Virginia Stock Corporation Act (Section 13.1-1 of the Code of Virginia, as amended) authorizes the indemnification of Dana's directors and officers. Pursuant to such authority, the Company's shareholders have approved the SIXTH Article of the Company's Restated Articles of Incorporation, which provides as follows:

         "SIXTH:  1.  In this Article:

                  'applicant' means the person seeking indemnification pursuant to this Article.

                  'expenses' includes counsel fees.

                  'liability' means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

                  'party' includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  'proceeding' means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

                  "2. In any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages in excess of $50,000.00 with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

                  "3. The Corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law.

                  "4. The provisions of this Article shall be applicable to all proceedings commenced on or after the effective date hereof, arising from any act or omission, whether occurring before or after such effective date. The effective date of this Article shall be the date on which the State Corporation Commission of the Commonwealth of Virginia issues a Certificate of Amendment with respect hereto. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

                  "5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 2 or 3 of this Article.

                  "6. Any indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the Corporation in accordance with the procedures set forth in Section 13.1-701 of the Virginia Stock Corporation Act as in effect from time to time, except that in the event there has been a change in the composition of a majority of the Board of Directors after the date of (i) the alleged act or omission or (ii) commencement of a continuing act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made exclusively by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

                  "7. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 3 if the applicant furnishes the Corporation:

                           (i) a written statement of his good faith belief that he has met the standard of conduct described in Section 3; and

                           (ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

                        (b) The undertaking required by paragraph (ii) of subsection (a) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

                        (c) Authorizations of payments under this section shall be made in accordance with the procedure specified in Section 6.

                  "8. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify, or to agree in advance to indemnify, by Bylaw provision or agreement any person who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this
         Section 8.

                  "9. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

                  "10. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision."

 Dana carries a primary Directors and Officers Liability insurance policy with the Federal Insurance Company, a member of the Chubb Group of Insurance Companies, and an excess policy with X. L. Insurance Company, Ltd. Collectively, these policies provide an annual liability limit of $50 million with a deductible of $5 million per loss for executive indemnification. The policies cover, among other persons, directors, elected officers, and certain appointed officers of the Company and its subsidiaries, either on a direct basis or to reimburse the Company and its subsidiaries for amounts they expend in indemnification of such covered individuals where permitted or required by law. Subject to the deductible, the insurers will pay, on behalf of the covered persons or the Company and its subsidiaries, all covered costs incurred up to $50 million as a result of any error, misstatement, misleading statement, act, omission, neglect, or breach of duty by the covered persons. There is no coverage for certain acts, such as purchases or sales of securities in violation of Section 16(b) of the Securities Exchange Act, deliberately fraudulent or willful violations of any statute or regulation, illegal personal gain, or acts involving bodily injury or death of a person.

 ITEM 16.  EXHIBITS.

4-A* Restated Articles of Incorporation (filed by reference to Exhibit 4 to Registrant's Form 8-A/A, Amendment No. 3, dated October 4, 1994)

4-B* Single Denomination Stock Certificate (filed by reference to Exhibit 4-B to Registrant's Form S-3, Registration No. 333-18403, filed December 20,
      1996)

5     Opinion of Hunton & Williams (at page II-9)

23-A  Consent of Price Waterhouse LLP (at page II-10)

23-B  Consent of Hunton & Williams (included in Exhibit 5)

24    Power of Attorney (at page II-11)

*  Incorporated by reference.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on March 21, 1997.

                                          DANA CORPORATION (Registrant)

                                          By: /s/  Martin J. Strobel
                                             ----------------------------
                                                   Martin J. Strobel
                                                   Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Chief Executive Officer and Director:

/s/  Southwood J. Morcott                       March 21, 1997
-------------------------------------
Southwood J. Morcott

Chief Financial Officer:

/s/  John S. Simpson                            March 21, 1997
-------------------------------------
John S. Simpson

Chief Accounting Officer:

/s/  Charles W. Hinde                           March 21, 1997
-------------------------------------
Charles W. Hinde

Directors:

*  /s/  Benjamin F. Bailar                      March 21, 1997
-------------------------------------
Benjamin F. Bailar

*  /s/  Edmund M. Carpenter                     March 21, 1997
-------------------------------------
Edmund M. Carpenter

*  /s/  Eric Clark                              March 21, 1997
-------------------------------------
Eric Clark

*  /s/  Glen H. Hiner                           March 21, 1997
-------------------------------------
Glen H. Hiner

*  /s/  Joseph M. Magliochetti                  March 21, 1997
-------------------------------------
Joseph M. Magliochetti

*  /s/  Marilyn R. Marks                        March 21, 1997
-------------------------------------
Marilyn R. Marks

*  /s/  Richard B. Priory                       March 21, 1997
-------------------------------------
Richard B. Priory

*  /s/  John D. Stevenson                       March 21, 1997
-------------------------------------
John D. Stevenson

*  /s/  Theodore B. Sumner, Jr.                 March 21, 1997
-------------------------------------
Theodore B. Sumner, Jr.

*By    /s/  Martin J. Strobel
-------------------------------------
       Martin J. Strobel
       Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.          DESCRIPTION                                                     PAGE
-----------          -----------                                                     ----
4-A*                 Restated Articles of Incorporation (filed by
                     reference to Exhibit 4 to Registrant's Form 8-A/A,
                     Amendment No. 3, dated October 4, 1994)

4-B* Single Denomination Stock Certificate (filed by reference to Exhibit 4-B to Registrant's Form S-3,
                     Registration No. 333-18403, filed December 20, 1996)

5                    Opinion of Hunton & Williams                                   II-9

23-A                 Consent of Price Waterhouse LLP                                II-10

23-B                 Consent of Hunton & Williams (included in Exhibit 5)

24                   Power of Attorney                                              II-11

* Incorporated by reference.

                                                                       Exhibit 5

                          OPINION OF HUNTON & WILLIAMS

                               Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                         Richmond, Virginia 23219-4074

March 21, 1997

Dana Corporation
P.O. Box 1000
Toledo, Ohio 43697

Gentlemen:

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 (the "Registration Statement") relating to 1,000,000 shares of Common Stock, $1 par value (the "Shares"), of Dana Corporation (the "Company") that have been issued to the Dana Corporation Pension Plans Trust (the "Trust"), and to the reference to us under "Legal Matters" in the Registration Statement.

We have examined such certificates of the Company's officers and such evidence of corporate action as we consider relevant as the basis for this opinion, and are of the opinion that the issuance of the Shares has been duly and validly authorized by the Board of Directors of the Company, no other corporate action being necessary, and that when the shares are issued as provided in the Registration Statement, they will be legally issued, fully paid and nonassessable, and no individual or personal liability for the obligations of the Company will attach to the ownership of the Shares.

Very truly yours,

HUNTON & WILLIAMS

                                                                  Exhibit 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 21, 1997, which appears on page 22 of the 1996 Annual Report to Shareholders of Dana Corporation, which is incorporated by reference in Dana Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of such Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

Toledo, Ohio
March 19, 1997

                                                                   Exhibit 24

                               POWER OF ATTORNEY

The undersigned directors and/or officers of Dana Corporation ("Dana") hereby appoint Sue A. Griffin, Charles W. Hinde, Southwood J. Morcott, John S. Simpson, and Martin J. Strobel, and each of them severally, their true and lawful attorneys-in-fact to (i) execute, in their names and their capacities as directors and/or officers of Dana, a registration statement on Form S-3, and any and all amendments thereto, for the resale of 1,000,000 Dana Common Shares, $1 par value, to be issued to the Dana Corporation Pension Plans Trust or its designee(s), and (ii) file such registration statement and amendments, on Dana's behalf, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

This Power of Attorney automatically ends as to each appointee upon the termination of his or her service with Dana.

In witness whereof, the undersigned have executed this instrument on February 10, 1997.

/s/ B.F. Bailar                             /s/ R. B. Priory
------------------------------              -----------------------------------
B. F. Bailar                                R. B. Priory

/s/ E. M. Carpenter                         /s/ J. D. Stevenson
------------------------------              -----------------------------------
E. M. Carpenter                             J. D. Stevenson

/s/ E. Clark                                /s/ T. B. Sumner, Jr.
------------------------------              -----------------------------------
E. Clark                                    T. B. Sumner, Jr.

/s/ G. H. Hiner                             /s/ S. A. Griffin
------------------------------              -----------------------------------
G. H. Hiner                                 S. A. Griffin

/s/ J. M. Magliochetti                      /s/ C. W. Hinde
------------------------------              -----------------------------------
J. M. Magliochetti                          C. W. Hinde

/s/ M. R. Marks                             /s/ J. S. Simpson
------------------------------              -----------------------------------
M. R. Marks                                 J. S. Simpson

/s/ S. J. Morcott                           /s/ M. J. Strobel
------------------------------              -----------------------------------
S. J. Morcott                               M. J. Strobel